Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Porter Bancorp, Inc. on Amendment No. 1 to Form S-4 of our report dated March 16, 2007 on the consolidated financial statements of Porter Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky

September 6, 2007